UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RENTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	84-0957421
(State of Incorporation	(IRS Employer
or Organization)	Identification No.)

2000 Potomac Street NW, 5th Floor Washington, DC	20007
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act  and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered

Reference is hereby made to the Registration Statement on Form 8-A filed by Rentech, Inc., a Colorado corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on August 5, 2011 (as amended on August 1, 2014, the “Registration Statement”) relating to the Tax Benefit Preservation Plan, dated as of August 5, 2011 (as amended on August 1, 2014, the “Plan”) between the Company and Computershare Trust Company, N.A., as rights agent.  The Registration Statement is hereby incorporated herein by reference.

On January 4, 2017 the Board of Directors of the Company determined that the Company’s net operating loss carryforwards have been fully utilized or are no longer available under Section 382 of the Internal Revenue Code of 1986, as amended. As a result of such determination, the Plan expired in accordance with its terms, effective on such date.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: January 6, 2017	By:	/s/ Colin M. Morris
Colin M. Morris Senior Vice President and General Counsel